UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 5, 2023, Arcimoto, Inc. (the “Company”) convened and then adjourned, without conducting any other business, its special meeting of its shareholders (the “Special Meeting”) in order to solicit additional proxies to meet the quorum requirement. The only proposal submitted for a vote of the shareholders at the Special Meeting was the approval of the adjournment of such meeting to a later date or dates (the “Adjournment Proposal”). The Adjournment Proposal is described in greater detail in the Company’s definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 11, 2023, as supplemented by the additional definitive proxy materials filed on September 20, 2023.

The holders of 2,475,268 shares of the Company’s common stock held of record as of September 6, 2023, the record date for the Special Meeting, were present in person or by proxy, representing approximately 28.1% of the voting power of the Company’s shares as of the record date for the Special Meeting, which did not meet the Company’s quorum requirement for the transaction of business. The shareholders approved the Adjournment Proposal. The Special Meeting has been adjourned until October 13, 2023, at 9:00 a.m., Pacific Time.

The voting results for the Adjournment Proposal is as follows:

For	Against	Abstain
1,865,496	191,876	31,673

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: October 10, 2023	By:	/s/ Christopher Dawson
Christopher Dawson
Chief Executive Officer

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